Exhibit 99.1

% of sales 12.00% 10.00% 8.00% 6.00% 4.00% 2.00% 0.00%

6/04

11.4% $117 M

LT

11.0% $107 2003 0% $84

Adj. EBITDA 9. 2002

4%

10. $91 2001 $            MM $120 $100 $80 $60 $40 $20 $0

Performance History $1,032 TM 6/04

L

$973 2003

Net Sales $933 2002

$877 2001 $            MM $1,000 $800 $600 $400 $200 $0

12/31/02 323.3 303.3 626.6 12.3 614.3 50.7 63.0 3.9 7.3 12/31/03 320.9 303.6 624.5 21.2 603.3 101.8 123.0 3.0 5.6 357.7 313.7 671.4 124.9 79.1 204.0 3.0 4.7 6/30/04* 546.5

Credit Statistics 2

Total Senior Debt Total Subordinated Debt Senior Debt / Adj. EBITDA for Transmissions divestiture in all years CAPITALIZATION ($MM) Total Debt Cash Net Debt Available Credit Liquidity (available + cash) KEY STATISTICS (trailing 12 months-Proforma) Net Debt / Adj EBITDA

EBITDA proforma adjustments for Transmission divestiture.

Adj *Proforma